UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2015

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement

1.75% Convertible Senior Notes due 2020

On December 9, 2015, Pandora Media, Inc. (the “Company”) completed an unregistered Rule 144A offering of $345 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2020 (the “Notes”), including $45 million aggregate principal amount of the Notes (the “Additional Notes”) sold pursuant to an option granted to the initial purchaser of the Notes (the “initial purchaser”), which option was exercised in full on December 4, 2015. The Notes were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes were approximately $336.7 million, after deducting the initial purchaser’s fees and other estimated expenses. The Company used approximately $43.1 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below) and the Company intends to use the remainder of the net proceeds for general corporate purposes, including to fund expansion of its business and the pursuit of additional growth opportunities.

Indenture

The Company issued the Notes under an indenture dated as of December 9, 2015 (the “Indenture”), between the Company and Citibank, N.A., as trustee (the “Trustee”). The Indenture (which includes the Form of 1.75% Convertible Senior Notes due 2020 filed as Exhibit 4.2) is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 1.75% per annum from and including December 9, 2015, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2016. The Notes will mature on December 1, 2020, unless earlier repurchased or redeemed by the Company or converted in accordance with their terms prior to such date.

The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding July 1, 2020 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date or (4) upon the occurrence of specified corporate events. On or after July 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock, par value $0.0001 per share, or a combination of cash and shares of the Company’s common stock, at the Company’s election, in amounts determined in the manner set forth in the Indenture.

The conversion rate for the Notes initially will be 60.9050 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $16.42 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 30% to the $12.63 per share last reported sale price of the Company’s common stock on December 3, 2015.

Upon a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all of their Notes at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Company may not redeem the Notes prior to December 5, 2018. The Company may redeem for cash all or any portion of the Notes, at its option, on or after December 5, 2018 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, any of the five trading days immediately preceding the date on which the Company provides notice of redemption. Any optional redemption of

Notes will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture) or if the Company calls all or any portion of the Notes for redemption prior to July 1, 2020, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or during the related redemption period.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross acceleration to certain other indebtedness of the Company and its subsidiaries, occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes will not be registered under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Capped Call Transactions

As previously announced, in connection with the pricing of the Notes, on December 3, 2015, the Company entered into privately-negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association (collectively, the “Option Counterparties”). In connection with the exercise by the initial purchaser of its option to purchase Additional Notes, on December 4, 2015, the Company entered into additional, privately-negotiated capped call transactions with the Option Counterparties (the “Additional Capped Call Transactions” and together with the Base Capped Call Transactions, the “Capped Call Transactions”).  The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock and/or offset the cash payments the Company is required to make in excess of the principal amount of the converted Notes upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Capped Call Transactions (initially approximately $16.42 per share, which corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The Capped Call Transactions have an initial cap price of $25.26 per share, which represents a premium of approximately 100% over the closing price of the Company’s common stock on the New York Stock Exchange on December 3, 2015, and is subject to certain adjustments under the terms of the Capped Call Transactions.  The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock that underlie the Notes. The Company used approximately $43.1 million of the net proceeds from the issuance of the Notes to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the Base Capped Call Confirmations for the Base Capped Call Transactions and the Additional Capped Call Confirmations for the Additional Capped Call Transactions, which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the Notes and Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                Unregistered Sales of Equity Securities

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits

(d)                     Exhibits

Exhibit
Number	Exhibit Description

4.1	Indenture, dated as of December 9, 2015, between the Company and Citibank, N.A., as Trustee

4.2	Form of 1.75% Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1	Capped call transaction confirmation, dated as of December 3, 2015, by and between Morgan Stanley & Co. LLC and the Company

10.2	Additional capped call transaction confirmation, dated as of December 4, 2015, by and between Morgan Stanley & Co. LLC and the Company

10.3	Capped call transaction confirmation, dated as of December 3, 2015, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.4	Additional capped call transaction confirmation, dated as of December 4, 2015, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: December 9, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	Indenture, dated as of December 9, 2015, between the Company and Citibank, N.A., as Trustee

4.2	Form of 1.75% Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1	Capped call transaction confirmation, dated as of December 3, 2015, by and between Morgan Stanley & Co. LLC and the Company

10.2	Additional capped call transaction confirmation, dated as of December 4, 2015, by and between Morgan Stanley & Co. LLC and the Company

10.3	Capped call transaction confirmation, dated as of December 3, 2015, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.4	Additional capped call transaction confirmation, dated as of December 4, 2015, by and between JPMorgan Chase Bank, National Association, London Branch and the Company